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                               CONSENT OF COUNSEL


                       Warburg Pincus Health Sciences Fund

                  We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 333-15419, Investment Company Act File No. 811-07901) of Warburg Pincus Health Sciences Fund. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.





                                                     /s/Willkie Farr & Gallagher
                                                        Willkie Farr & Gallagher





New York, New York
June 27, 1997